Exhibit 10.12
                                 FIRST AMENDMENT
                                     TO THE
                            PENSION EQUALIZATION PLAN
                           OF BLACK HILLS CORPORATION


The Pension Equalization Plan of Black Hills Corporation is hereby amended effective the 30th day of January, 2001.

1.       Add to paragraph 2, Definitions, the following definition:

         "Section 415 Benefit Limitation" shall mean the limitation on the provision of annual benefits with respect to defined benefit plans as set forth in Internal Revenue Code Section 415(b) as the same may be amended hereafter from time to time.

2. Paragraph 8, Pension Restoration Benefits of the Plan, shall be amended to read as follows:

         In the event that a Participant's benefit under the Company's tax qualified defined benefit plan ("Pension Plan") is reduced, or is required to be reduced, because of (i) the Annual Compensation
         Limitation; (ii) the Section 415 Benefit Limitation; or (iii) the Participant's deferral of salaries or bonus under the Company's Nonqualified Deferred Compensation Plan, then, the Participant shall be entitled to receive an additional benefit ("Pension Restoration Benefit"), which shall be measured by the difference between (x) the monthly benefit which would have been provided to the Participant under the Pension Plan without regard to the reduction in the Pension Plan benefit caused by any of the foregoing limitations in (i), (ii), or
         (iii) above, and (y) the monthly benefit to be provided to the Participant under the Pension Plan. The Pension Restoration Benefit shall be determined using the same factors, actuarial or otherwise, as used in determining the Participant's Pension Plan benefit and shall be payable at like times and manner as the Pension Plan benefit.



                                                     BLACK HILLS CORPORATION



                                                     By /s/ Daniel P. Landguth
                                                     Its Chairman & CEO